Exhibit (a)(1)(c)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantees)

to

Tender Shares of Common Stock

of

Summa Industries

to

Habasit Holding USA, Inc.

a wholly-owned subsidiary of

Habasit Holding AG

at

$15.00 Net Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 6, 2006 UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock of Summa Industries, par value $0.001 per share (the “Shares,” and the certificates representing such Shares, the “Share Certificates”) are not immediately available or time will not permit the Share Certificates and all required documents to reach U.S. Stock Transfer Corporation (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

U.S. STOCK TRANSFER CORPORATION

By Mail Hand or Overnight Courier:	By Facsimile Transmission:
Attn: Shareholder Relations Dept.	(For Eligible Institutions Only)
1745 Gardena Avenue	(818) 502-0674
Glendale, CA 91204	Confirmation Receipt of Facsimile by Telephone Only: (818) 502-1404

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Habasit Holding USA, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Habasit Holding AG, a company formed under the laws of Switzerland, in accordance with the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase, dated September 8, 2006, and in the related Letter of Transmittal (which, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

(Please Type or Print)

Certificate Nos. (If Available):

Number of Shares:

(Check if Shares will be tendered by book-entry transfer)	☐

Account Number:

Dated:

Name(s) of Record Holder(s):

Address(es):

Zip Code:

Area Code and Tel. No(s):

Signature(s):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned is a financial institution (including a commercial bank, savings and loan association and brokerage house) that is a participant in the Securities Transfer Agents Medallion Program, The Nasdaq Stock Market Guarantee Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Exchange Act”), (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Market trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

(Please Type or Print)

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Tel. No(s):

Signature(s):

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES

SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.